UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 25, 2017

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of Principal Executive Offices)(Zip Code)
Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2017, in accordance with the previously-announced long-term succession plan of Renasant Corporation (the “Company”) and its wholly-owned subsidiary, Renasant Bank (the “Bank”), E. Robinson McGraw announced his decision, effective as of May 1, 2018, to step down as Chief Executive Officer of the Company and the Bank at which time C. Mitchell Waycaster will assume the role of Chief Executive Officer of both the Company and the Bank. Until such date, Mr. McGraw will continue to serve as Chief Executive Officer of the Company and the Bank; after May 1, 2018, Mr. McGraw will serve as Executive Chairman of the Company and the Bank.

On April 25, 2017, Mr. McGraw and the Company entered into an amendment to his employment agreement, which amendment will be effective as of May 1, 2018. Upon the effectiveness of the amendment, Mr. McGraw will be required, in his capacity as Executive Chairman of the Company and the Bank, to expend no more than 60% of the time that he previously expended as Chief Executive Officer of the Company and the Bank, and he will be paid 60% of his base compensation as in effect on April 30, 2018. Mr. McGraw will remain eligible for annual and long-term cash and equity incentives. In addition, when the amendment to his employment agreement takes effect, Mr. McGraw’s change in control payment will be modified by eliminating his “gross up” payment and substituting a “cut back” provision under which his change in control payment will be reduced to the extent necessary to avoid the imposition of the excise tax and the Company’s loss of a Federal income tax provision in respect thereof.

A detailed description of the terms of Mr. McGraw’s employment agreement is set forth under Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, in the Current Reports on Form 8-K filed by the Company on January 7, 2008 and March 7, 2008. These descriptions are incorporated by reference into this Item 5.02. A copy of the amendment to Mr. McGraw’s employment agreement is attached as Exhibit 10.1, and the foregoing description of the amendment is qualified in its entirety by reference to such amendment itself.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2017 Annual Meeting of Shareholders on April 25, 2017. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitations. At the meeting, shareholders voted on the following proposals:

•	To elect five Class 3 directors, each to serve a three-year term expiring in 2020;

•	To adopt a non-binding, advisory resolution approving the compensation of the Company's named executive officers in 2016;

•
To recommend, on a non-binding, advisory basis, whether the non-binding advisory vote to approve the compensation of the Company's named executive officers should occur every year, every other year or every three years; and

•	To ratify the appointment of HORNE LLP as the Company's independent registered public accountants for 2017.

All of the Company’s nominees for directors as listed in the proxy statement were elected with the following vote:

	For	Votes Withheld
Class 3 Director (term expiring in 2020)
Marshall H. Dickerson	27,980,881.71	2,739,647.65
R. Rick Hart	28,456,599.07	2,263,930.29
Richard L. Heyer, Jr.	25,679,253.71	5,041,275.65
J. Niles McNeel	28,146,739.71	2,573,789.65
Michael D. Shmerling	28,653,850.87	2,066,678.49

There were 6,475,806 broker non-votes for each director on these proposals.

The non-binding, advisory resolution approving the compensation of the Company's named executive officers in 2016 was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
29,198,472.79	1,409,495.59	112,560.98	6,475,806

Shareholders voted as follows on the non-binding recommendation regarding the frequency of the advisory vote to approve the compensation of the Company's named executive officers:

Every Year	Every Other Year	Every Three Years	Abstentions	Broker Non-Votes
24,703,433.38	180,932.77	5,683,102.33	153,060.88	6,475,806

The appointment of HORNE LLP as the Company’s independent registered public accountants for 2017 was ratified with the following vote:

For	Against	Abstentions	Broker Non-Votes
36,953,968.25	204,150.30	38,216.81	—

Item 9.01.    Financial Statements and Exhibits.
(d)    The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Amendment No. 1 to Executive Employment Agreement, dated April 25, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: April 28, 2017	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Executive Employment Agreement, dated April 25, 2017